Exhibit 99.1

The ONE Group Hospitality, Inc. Reports Fourth Quarter and Full Year 2018 Results

Domestic Same Store Sales for Fourth Quarter Increase 15%

GAAP Income from Operations of $4.2 million / Adjusted EBITDA Increases 68%

Expands and Updates 2019 Financial Targets

New York, NY – March 28, 2019 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the fourth quarter and full year ended December 31, 2018.

Highlights for the fourth quarter ended December 31, 2018 compared to the same period last year were as follows:

•	Total GAAP revenues increased 20% to $25.8 million compared to $21.5 million;
•	Domestic comparable sales* at owned and managed STK restaurants rose 15%;
•	GAAP income from operations was $4.2 million compared to a loss from operations of $136,000;
•	GAAP net income attributable to The ONE Group Hospitality, Inc. was $3.2 million or $0.11 net income per share compared to GAAP net loss of $348,000 or $0.01 loss per share;
•	Adjusted EBITDA** increased 68% to $4.2 million compared to $2.5 million; and,
•	Total restaurant expenses decreased 250 basis points to 80.8% from 83.3% as a percentage of revenues.

Highlights for the full year ended December 31, 2018 compared to the same period last year were as follows:

•	Total GAAP revenues increased 7.5% $85.6 million compared to $79.7;
•	US STK brand restaurant sales rose to a record $101 million;
•	Domestic comparable sales* at owned and managed STK restaurants rose 9.4%.
•	GAAP income from operations was $5.8 million compared to a loss from operations of $2.7;
•	GAAP net income attributable to The ONE Group Hospitality, Inc. was $3.3 million or $0.12 net income per share compared to GAAP net loss of $4.2 million or $0.17 loss per share;
•	Adjusted EBITDA** increased 50% to $10.5 million compared to $7.0 million; and,
•	Total restaurant expenses decreased 350 basis points to 86.2% from 89.7% as a percentage of revenues.

*Comparable sales or same store sales (“SSS”) represents total US food and beverage sales at owned and managed units opened for at least a full 18-month period. This metric includes total revenues from our owned and managed STK locations. Revenues from locations where we do not directly control the event sales force (The W Hotel, Westwood, CA and our locations in Europe) are excluded from this metric.

** Adjusted EBITDA. We define adjusted EBITDA as net loss before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock based compensation, losses from discontinued operations and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Adjusted EBITDA to Net Income (loss) in this release.

Emanuel “Manny” Hilario, President and CEO of The ONE Group stated, "We capped off a strong year with an incredibly robust fourth quarter as we made meaningful progress across all components of our four-point strategy. Top-line growth performance reflects our high level of execution and ability to incorporate VIBE dining into every aspect of the STK restaurant experience, supported by our national happy hour program, our event business, and social-media driven marketing. We also made progress improving our restaurant profitability through lower cost of sales and operating expenses as a percentage of owned restaurant sales while reducing G&A expenditures both in dollars and as a percentage of revenues. Finally, our focus on capital-light development resulted in two international licensed STK openings in Dubai and Mexico City along with one company-owned STK in San Diego during the second half of last year. We thank our team across the globe for making the STK brand so highly differentiated and for contributing to a truly banner 2018.”

Mr. Hilario concluded, “2019 is off to a robust start with the opening of an international-licensed STK in Doha and a company-owned STK in Nashville. We currently expect low-to-mid single digit comparable-store sales growth and approximately 25% growth in Adjusted EBITDA. We will continue to execute on our sales initiatives, control restaurant level operating expenses and corporate G&A expenses. Importantly, we only plan for approximately $3.5 million in capital expenditures, reflecting our pipeline of growth opportunities and prioritization of capital-light development, which will enable us to generate strong free cash flow.”

Fourth Quarter 2018 Financial Results

Total GAAP Revenues increased 20% to $25.8 million in the fourth quarter of 2018 compared to $21.5 million in the same period last year. This increase was primarily driven by comparable sales growth. Domestic comparable store sales at owned and managed STK restaurants increased 15% which is indicative of the continued strong performance of the STK brand.

Total owned restaurant net revenues increased 20.7% to $20.0 million in the fourth quarter of 2018 compared to $16.6 million in the fourth quarter of 2017. The increase was due to the growth in comparable sales coupled with the opening of the STK San Diego in July 2018.

Management, license and incentive fee revenues increased 16.7% to $3.7 million in the fourth quarter of 2018 compared to $3.2 million in the fourth quarter of 2017. The increase in management, license and incentive fee revenues was due to the launch of the licensed STK Dubai Downtown in July 2018 and STK Mexico City in August 2018 coupled with strong performance in the UK.

GAAP net income attributable to The ONE Group Hospitality, Inc. in the fourth quarter of 2018 the quarter was $3.2 million or $0.11 per share compared to GAAP net loss of $348,000 or $0.01 loss per share in the fourth quarter of 2017.

Adjusted EBITDA** increased 68% to $4.2 million in the fourth quarter of 2018 from $2.5 million in the fourth quarter of 2017.

Full Year 2018 Financial Results

Total GAAP Revenues increased 7.5% to $85.6 million in the full year 2018 compared to $79.7 million in the full year 2017 due to sales increases in comparable and new stores along with increased revenues from management, license and incentive fee revenues.

Total owned restaurant net revenues increased 12.3% to $65.9 million in the full year 2018 compared to $58.7 million in the full year 2017. The increase was primarily due to the opening of our STK San Diego and the increase in comparable sales.

Management, license and incentive fee revenues increased 7.3% to $11.6 million in the full year 2017 compared to $10.8 million in the prior full year. The revenues increase was primarily driven by the launch of STK Dubai Downtown in July 2018 and STK Mexico City in August 2018 coupled with strong performance in the UK.

GAAP net income attributable to The ONE Group Hospitality, Inc. in the full year 2018 was $3.3 million or $0.12 net income per share compared to GAAP net loss of $4.2 million or $0.17 loss per share in the full year 2017.

Adjusted EBITDA increased 50% to $10.5 million in the full year 2018 from $7.0 million in the full year 2017.

Development Update

We completed three openings in 2018. We have also opened two additional locations in 2019, both of which were on time and on budget. For the remainder of 2019, we expect to open at least two to four additional STK restaurants, as well as one to two Food and Beverage venues. All these openings are projected in the second half of 2019.

Opened - 2018

Location	Type	Opening Date
STK Dubai Downtown	International Licensed	July 2018
STK San Diego	Domestic Company-Owned	July 2018
STK Mexico City	International Licensed	August 2018

Opened – 2019

Location	Type	Opening Date
STK Doha	International Licensed	January 2019
STK Nashville	Domestic Company-Owned	March 2019

Key Strategic Initiatives

We continue executing our four key strategic initiatives which are positioning The One Group sustained for long-term growth.

1.	Driving Comparable Sales
•	We reported very strong increases in domestic comparable sales for the full year 2018:
o	Q1 2018: 7.3%
o	Q2 2018: 7.5%
o	Q3 2018: 6.9%
o	Q4 2018: 15.0%
o	FY 2018: 9.4%

2.	Improving Restaurant Profitability
•	We have taken numerous steps to streamline operations and run our restaurants more efficiently, including menu simplification, better labor scheduling, reservation management, and most recently, hiring a Head of Operations and Global Training.
•	Total Owned Restaurant operating expenses decreased 250 basis points in the fourth quarter of 2018 to 80.8% of sales.
•	Total Owned Restaurant operating expenses decreased 350 basis points in the full year 2018 to 86.2% of sales.

3.	Reducing G&A at the Corporate Level
•	G&A declined 360 basis points to 12.3% of total sales in the fourth quarter of 2018. On an adjusted basis, G&A decreased 180 basis points to 11.1% of total sales.
•	G&A declined 190 basis points to 13.0% of total sales in the full year 2018. On an adjusted basis, G&A decreased to 190 basis points to 11.3% of total sales.
•	We expect G&A to be approximately $2 million per quarter on a go forward basis excluding stock-based compensation.

4.	Focusing on Growth Through License and Management Deals
•	We opened two international licensed STK restaurants and one company-owned STK restaurant during 2018.
•	We have a strong pipeline of asset light management and hospitality deals.
•	So far, we have opened one international licensed and one company-owned STK restaurant during 2019. There are an additional two to four STK restaurant openings as well as one to two Food and Beverage venues expected this year. The remaining openings are projected in the second half of 2019.

The Company also announced today that it intends to complete a refinancing transaction, which the Company anticipates will consist of a new $10.0 million term loan and a new $10.0 million revolving credit facility, priced at Libor plus a margin that can fluctuate between 2.75% and 3.50% (based on a consolidated rent-adjusted leverage ratio), the proceeds of which will be used to retire all of the Company’s existing debt, to pay transaction costs associated with the refinancing, and for general corporate purposes. The Company anticipates that the refinancing transaction will close during the second quarter of 2019.

2019 Targets

We are expanding and updating our targets for 2019:

•	Total GAAP revenues between $93 million and $95 million;
•	Total food and beverage sales at all our owned and managed units of between $190 million and $200 million;
•	Total food and beverage costs of approximately 25% to 26%;
•	Comparable store sales growth of about 3% to 4%, up from 2% to 3%, previously;
•	Adjusted EBITDA of $13 million, representing approximately 24% growth compared to our 2018 Adjusted EBITDA;

•	Total G&A of approximately $8 million, or approximately $2 million per quarter excluding stock-based compensation;
•	Total capital expenditures, net of allowances received from landlords, of approximately $3 to $4 million; and,
•	Four to six STK restaurant openings as well as one to two Food and Beverage venues.

Long-Term Growth Targets

We are reiterating the following long-term growth targets:

•	Three to five licensed restaurant units and one to two food and beverage hospitality venues annually;
•	Comparable store sales growth of 2% to 3%;
•	Consistent Adjusted EBITDA growth of at least 20%; and,
•	Continued focus on our asset light model and disciplined G&A management, while benefitting from economies of scale and operating efficiencies.

We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer; Tyler Loy, the Company’s Chief Financial Officer effective April 1, 2019; and Linda Siluk, the Company’s Chief Administrative Officer effective April 1, 2019 will host a conference call and webcast to discuss fourth quarter and full year 2018 financial results and updated 2019 financial targets today at 5:00 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 1-201-493-6780. The replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 13688043. The replay will be available until April 11, 2019.

The webcast can also be accessed from the Investor Relations tab of the Company’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group (NASDAQ: STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities in the U.S., Europe and the Middle East. ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) in the case of our strategic review of operations, our ability to successfully improve performance and cost, realize the benefits of our marketing efforts, and achieve improved results as we focus on developing new management and license deals; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2018.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Investors:

ICR

Michelle Michalski, (646) 277-1224

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited, in thousands, except share and per share data)

The following table sets forth certain statements of operations and comprehensive income data for the periods indicated:

	For the quarters ended December 31,
	2018	2017
Revenues:
Owned restaurant net revenues	$19,988	$16,554
Owned food, beverage and other net revenues	2,089	1,767
Total owned revenue	22,077	18,321
Management, license and incentive fee revenue	3,736	3,202
Total revenues	25,813	21,523
Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales	5,099	4,394
Owned restaurant operating expenses	11,043	9,388
Total owned restaurant expenses	16,142	13,782
Owned food, beverage and other expenses	2,083	2,104
Total owned operating expenses	18,225	15,886
General and administrative (including stock-based compensation of $308 and $308, respectively)	3,183	3,414
Settlements	—	(50)
Depreciation and amortization	249	430
Lease termination expense and asset write-offs	45	1,342
Pre-opening expenses	35	309
Transaction costs	—	167
Equity in income of investee companies	(71)	(12)
Other expense (income), net	(96)	173
Total costs and expenses	21,570	21,659
Operating income (loss)	4,243	(136)
Other expenses, net:
Interest expense, net of interest income	291	363
Total other expenses, net	291	363
Income (loss) from continuing operations before provision for income taxes	3,952	(499)
Provision for income taxes	268	235
Income (loss) from continuing operations	3,684	(734)
Income from discontinued operations	—	503
Net income (loss)	3,684	(231)
Less: net income attributable to noncontrolling interest	517	117
Net income (loss) attributable to The ONE Group Hospitality, Inc.	$3,167	$(348)
Currency translation adjustment	(584)	178
Comprehensive income (loss)	$2,583	$(170)

Net income (loss) attributable to The ONE Group Hospitality, Inc. per share:
Basic net income (loss) from continuing operations per share	$0.11	$(0.01)
Basic net income from discontinued operations per share	0.00	—
Basic net income (loss) per share	$0.11	$(0.01)

Diluted net income (loss) from continuing operations per share	$0.11	$(0.01)
Diluted net income from discontinued operations per share	0.00	—
Diluted net income (loss) per share	$0.11	$(0.01)

Shares used in computing basic earnings (loss) per share	28,296,436	26,182,210
Shares used in computing diluted earnings (loss) per share	28,763,816	26,182,210

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited, in thousands, except share and per share data)

The following table sets forth certain statements of operations and comprehensive income data for the periods indicated:

	For the years ended December 31,
	2018	2017
Revenues:
Owned restaurant net revenues	$65,896	$58,654
Owned food, beverage and other net revenues	8,137	10,227
Total owned revenue	74,033	68,881
Management, license and incentive fee revenue	11,568	10,779
Total revenues	85,601	79,660
Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales	17,220	15,544
Owned restaurant operating expenses	39,599	37,076
Total owned restaurant expenses	56,819	52,620
Owned food, beverage and other expenses	7,865	9,400
Total owned operating expenses	64,684	62,020
General and administrative (including stock-based compensation of $1,313 and $1,052, respectively)	11,119	11,893
Settlements	—	1,245
Depreciation and amortization	2,824	3,051
Lease termination expense and asset write-offs	213	2,225
Pre-opening expenses	1,365	1,595
Transaction costs	—	421
Equity in income of investee companies	(182)	(168)
Other expense (income), net	(235)	36
Total costs and expenses	79,788	82,318
Operating income (loss)	5,813	(2,658)
Other expenses, net:
Interest expense, net of interest income	1,193	1,167
Total other expenses, net	1,193	1,167
Income (loss) from continuing operations before provision for income taxes	4,620	(3,825)
Provision for income taxes	713	600
Income (loss) from continuing operations	3,907	(4,425)
Income from discontinued operations	—	397
Net income (loss)	3,907	(4,028)
Less: net income attributable to noncontrolling interest	633	188
Net income (loss) attributable to The ONE Group Hospitality, Inc.	$3,274	$(4,216)
Currency translation adjustment	(754)	(12)
Comprehensive income (loss)	$2,520	$(4,228)

Net income (loss) attributable to The ONE Group Hospitality, Inc. per share:
Basic net income (loss) from continuing operations per share	$0.12	$(0.18)
Basic net income from discontinued operations per share	0.00	0.02
Basic net income (loss) per share	$0.12	$(0.17)

Diluted net income (loss) from continuing operations per share	$0.12	$(0.18)
Diluted net income from discontinued operations per share	0.00	0.02
Diluted net income (loss) per share	$0.12	$(0.17)

Shares used in computing basic earnings (loss) per share	27,653,827	25,402,330
Shares used in computing diluted earnings (loss) per share	28,122,445	25,402,330

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

The following table sets forth certain statements of income data as a percentage of total revenues for the periods indicated:

	For the quarters ended December 31,
	2018	2017
Revenues:
Owned restaurant net revenues	77.4%	76.9%
Owned food, beverage and other net revenues	8.1%	8.2%
Total owned revenue	85.5%	85.1%
Management, license and incentive fee revenue	14.5%	14.9%
Total revenues	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales (1)	25.5%	26.5%
Owned restaurant operating expenses (1)	55.2%	56.7%
Total owned restaurant expenses (1)	80.8%	83.3%
Owned food, beverage and other expenses (2)	99.7%	119.1%
Total owned operating expenses (3)	82.6%	86.7%
General and administrative (including stock-based compensation of 1.5% and 1.3%, respectively)	12.3%	15.9%
Settlements	—%	(0.2)%
Depreciation and amortization	1.0%	2.0%
Lease termination expense and asset write-offs	0.2%	6.2%
Pre-opening expenses	0.1%	1.4%
Transaction costs	—%	0.8%
Equity in income of investee companies	(0.3)%	(0.1)%
Other (income) expense, net	(0.4)%	0.8%
Total costs and expenses	83.6%	100.6%
Operating loss	16.4%	(0.6)%
Other expenses, net:
Interest expense, net of interest income	1.1%	1.7%
Total other expenses, net	1.1%	1.7%
Loss from continuing operations before provision for income taxes	15.3%	(2.3)%
Provision for income taxes	1.0%	1.1%
Loss from continuing operations	14.3%	(3.4)%
Income (loss) from discontinued operations	—%	2.3%
Net loss	14.3%	(1.1)%
Less: net income attributable to noncontrolling interest	2.0%	(4.7)%
Net loss attributable to The ONE Group Hospitality, Inc.	12.3%	$3.6%

(1)	These expenses are being shown as a percentage of owned restaurant net revenues.
(2)	These expenses are being shown as a percentage of owned food, beverage and other net revenues.
(3)	These expenses are being shown as a percentage of total owned revenue.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

The following table sets forth certain statements of income data as a percentage of total revenues for the periods indicated:

	For the years ended December 31,
	2018	2017
Revenues:
Owned restaurant net revenues	77.0%	73.7%
Owned food, beverage and other net revenues	9.5%	12.8%
Total owned revenue	86.5%	86.5%
Management, license and incentive fee revenue	13.5%	13.5%
Total revenues	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales (1)	26.1%	26.5%
Owned restaurant operating expenses (1)	60.1%	63.2%
Total owned restaurant expenses (1)	86.2%	89.7%
Owned food, beverage and other expenses (2)	96.7%	91.9%
Total owned operating expenses (3)	87.4%	90.0%
General and administrative (including stock-based compensation of 1.5% and 1.3%, respectively)	13.0%	14.9%
Settlements	—%	1.6%
Depreciation and amortization	3.3%	3.8%
Lease termination expense and asset write-offs	0.2%	2.8%
Pre-opening expenses	1.6%	2.0%
Transaction costs	—%	0.5%
Equity in income of investee companies	(0.2)%	(0.2)%
Other (income) expense, net	(0.3)%	—%
Total costs and expenses	93.2%	103.3%
Operating loss	6.8%	(3.3)%
Other expenses, net:
Interest expense, net of interest income	1.4%	1.5%
Total other expenses, net	1.4%	1.5%
Loss from continuing operations before provision for income taxes	5.4%	(4.8)%
Provision for income taxes	0.8%	0.8%
Loss from continuing operations	4.6%	(5.6)%
Income (loss) from discontinued operations	—%	0.5%
Net loss	4.6%	(5.1)%
Less: net income attributable to noncontrolling interest	0.7%	0.2%
Net loss attributable to The ONE Group Hospitality, Inc.	3.8%	$(5.3)%

(1)	These expenses are being shown as a percentage of owned restaurant net revenues.
(2)	These expenses are being shown as a percentage of owned food, beverage and other net revenues.
(3)	These expenses are being shown as a percentage of total owned revenue.

CONSOLIDATED BALANCE SHEET

(unaudited, in thousands)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$1,592	$1,548
Accounts receivable	7,029	5,514
Inventory	1,404	1,402
Other current assets	1,471	1,299
Due from related parties, net	45	—
Total current assets	11,541	9,763

Property and equipment, net	39,347	37,811
Investments	2,684	2,957
Deferred tax assets, net	38	69
Other assets	349	384
Security deposits	2,020	2,031
Total assets	$55,979	$53,015

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,408	$5,329
Accrued expenses	8,093	6,987
Deferred license revenue	171	115
Deferred gift card revenue and other	947	999
Due to related parties, net	—	256
Current portion of long-term debt	3,201	3,241
Total current liabilities	17,820	16,927

Deferred license revenue, long-term	1,008	1,222
Due to related parties, long-term	1,197	1,197
Deferred rent and tenant improvement allowances	16,774	17,001
Long-term debt, net of current portion	7,118	10,115
Total liabilities	43,917	46,462

Commitments and contingencies (Note 13)

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 28,313,017 and 27,152,101 shares issued and outstanding at December 31, 2018 and 2017, respectively	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at December 31, 2018 and 2017	—	—
Additional paid-in capital	43,543	41,007
Accumulated deficit	(28,722)	(31,979)
Accumulated other comprehensive loss	(2,310)	(1,556)
Total stockholders’ equity	12,514	7,475
Noncontrolling interests	(452)	(922)
Total equity	12,062	6,553
Total liabilities and equity	$55,979	$53,015

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units and adjusted EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the quarters ended		For the years ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Owned restaurant net revenue (1)	$19,988	$16,554	$65,896	$58,654
Owned food, beverage and other revenues (1)	2,089	1,767	8,137	10,227
Total owned revenue	22,077	18,321	74,033	68,881
Management, license and incentive revenue	3,736	3,202	11,568	10,779
GAAP Revenues	$25,813	$21,523	$85,601	$79,660

Food and beverage sales from management units	$24,928	$25,979	$99,967	$100,963

Total food and beverage sales at owned and managed units (1)	$47,005	$44,300	$174,000	$169,844

(1) Components of Total Food & Beverage Sales at Owned and Managed Units

The following table presents the elements of the Comparable sales measure for Fiscal 2017 on a quarterly basis. Note that comparable sales for international managed business is determined on a constant currency basis.

	2017				2018
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
US Owned STK Restaurants	-1.8%	1.2%	-0.9%	5.8%	8.7%	6.2%	7.7%	14.9%
US Managed STK Restaurants	8.3%	2.5%	6.5%	6.6%	4.9%	10.1%	5.4%	15.6%
US Total STK Restaurants	2.6%	1.7%	1.9%	6.0%	7.3%	7.5%	6.9%	15.0%

Adjusted EBITDA. We define adjusted EBITDA as net loss before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock-based compensation, losses from discontinued operations and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of net income to adjusted EBITDA for the periods indicated (unaudited, in thousands):

	For the quarters ended December 31,
	2018	2017
Net income (loss) attributable to The ONE Group Hospitality, Inc.	$3,167	$(348)
Net income attributable to noncontrolling interest	517	117
Net income (loss)	3,684	(231)
Interest expense, net of interest income	291	363
Provision for income taxes	268	235
Depreciation and amortization	249	430
EBITDA	4,492	797
Deferred rent (1)	(148)	(31)
Pre-opening expenses	35	309
Lease termination expense and asset write-offs (2)	45	1,342
Income from discontinued operations	—	(503)
Transaction costs (3)	—	167
Stock based compensation	308	308
Settlements	—	(50)
Equity share of settlement costs	—	—
Other nonrecurring charges	—	332
Adjusted EBITDA	4,732	2,671
Adjusted EBITDA attributable to noncontrolling interest	563	187
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$4,169	$2,484

(1) Deferred rent is included in owned restaurant operating expenses and general and administrative expense on the statement of operations and comprehensive income (loss).

(2) Lease termination expense and asset write-offs is related to the costs associated with closed or abandoned locations.

(3) Transaction costs relate to the evaluation of strategic alternatives, liquidity improvement options and capital raising activities.

	For the years ended December 31,
	2018	2017
Net income (loss) attributable to The ONE Group Hospitality, Inc.	$3,274	$(4,216)
Net income attributable to noncontrolling interest	633	188
Net income (loss)	3,907	(4,028)
Interest expense, net of interest income	1,193	1,167
Provision for income taxes	713	600
Depreciation and amortization	2,824	3,051
EBITDA	8,637	790
Deferred rent (1)	(289)	(71)
Pre-opening expenses	1,365	1,595
Lease termination expense and asset write-offs (2)	213	2,225
Income from discontinued operations	—	(397)
Transaction costs (3)	—	421
Stock based compensation	1,313	1,052
Settlements	—	1,245
Equity share of settlement costs	—	270
Other nonrecurring charges	145	332
Adjusted EBITDA	11,384	7,462
Adjusted EBITDA attributable to noncontrolling interest	880	456
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$10,504	$7,006

(1) Deferred rent is included in owned restaurant operating expenses and general and administrative expense on the statement of operations and comprehensive income (loss).

(2) Lease termination expense and asset write-offs is related to the costs associated with closed or abandoned locations.

(3) Transaction costs relate to the evaluation of strategic alternatives, liquidity improvement options and capital raising activities.